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                                                                    Exhibit 23.1






              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






As independent certified public accountants, we hereby consent to the use of our report, dated April 18, 1997, on our audit of the consolidated financial statements of HomeSide Lending, Inc. and subsidiaries (and to all references to our Firm) included in or made part of this registration statement.



/s/ Arthur Andensen LLP



Jacksonville, Florida
February 4, 1998